Eversheds Sutherland (US) LLP 700 Sixth Street, NW, Suite 700 Washington, DC 20001-3980 D: +1 202.383.0218 F: +1 202.637.3593 cynthiakrus@ eversheds-sutherland.com
Exhibit (n)(4)
March 27, 2020
VIA EDGAR

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
Re:    CIM Real Assets & Credit Fund (the “Fund”)
File Nos. 333-229782 and 811-23425
Pre-Effective Amendment No. 3

Commissioners:
We hereby consent to the reference to our name under the caption “Legal Matters” in the Prospectus filed as part of Pre-Effective Amendment No. 3 to the Fund’s Registration Statement on Form N-2 with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Sincerely,

/s/ Cynthia M. Krus
Cynthia M. Krus

cc:    Cynthia R. Beyea, Eversheds Sutherland (US) LLP

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